Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-

Oxley Act

I, Mark D. Quam, Chief Executive Officer of Versus Capital Real Assets Fund LLC (the “Registrant”), certify that:

1.

The Form N-CSR of the Registrant (the “Report”) for the period ended March 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 2, 2023	/s/ Mark D. Quam
Mark D. Quam, Chief Executive Officer
(principal executive officer)

I, Brian Petersen, Chief Financial Officer of Versus Capital Real Assets Fund LLC (the “Registrant”), certify that:

1.

The Form N-CSR of the Registrant (the “Report”) for the period ended March 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 2, 2023	/s/ Brian Petersen
Brian Petersen, Chief Financial Officer
(principal financial officer)

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.